MercadoLibre, Inc. Reports Third Quarter 2020 Financial Results

Net Revenues of $1,115.7 million, up 148.5% year-over-year on an FX neutral basis

$14.5 billion Total Payment Volume, up 161.2% year-over-year on an FX neutral basis

$5.9 billion Gross Merchandise Volume, up 117.1% year-over-year on an FX neutral basis

BUENOS AIRES, Argentina, November 4th, 2020 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended September 30, 2020.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “We are proud to announce MercadoLibre’s third quarter results, recording another strong quarter, driven by high demand for e-commerce and fintech services. During these last three months we’ve begun to consolidate our leadership position both for mid and long tail segments and started to strive for the higher segments of the merchant pyramid. Once again, we want to reinforce our commitment to the democratization of commerce and payments in a region in urgent need. The opportunity ahead of us is sizable, and we feel increasingly confident that we can capitalize on it.”

Third Quarter 2020 Business Highlights

•	Unique active users grew 92.2% reaching 76.1 million.
•	Gross merchandise volume (“GMV”) reached $5.9 billion, representing an increase of 62.1% in USD and 117.1% on an FX neutral basis.
•	Items sold reached 205.7 million, growing 109.9% year-over-year.
•	Live listings offered on Mercado Libre’s marketplace reached 303.9 million, a 22.3% year-over-year growth.
•	Mobile gross merchandise volume grew 283.8% year-over-year on an FX neutral basis, reaching 70.0% of GMV.
•

Even through these trying times and challenging increases in managed volumes, Mercado Envios was able to ship 187.6 million items during the quarter without any significant disruptions, representing a 131.1% year-over-year increase.

•

Total payment volume (“TPV”) through Mercado Pago reached $14.5 billion, a year-over-year increase of 91.7% in USD and 161.2% on an FX neutral basis. Total payment transactions increased 146.6% year-over-year, totaling 559.7 million transactions for the quarter.

•	Off-platform TPV grew 114.3% in USD and 196.5% year-over-year on a FX neutral basis reaching $8.4 billion in transactions and 416.8 million in payments, a 163.3% year-over-year growth.
•	Online Payments had a strong performance, aided by the shift to e-commerce consumption, accelerating sequentially to 204.3% on an FX neutral basis.
•

Mobile wallet delivered $3.2 billion in transactions on a consolidated basis, leading to 380.5% year-over-year growth on an FX neutral basis. Our mobile wallet consumer base grew by 125.2% compared to the third quarter of 2019, reaching 13.7 million unique payers. TPV from mobile wallet in Argentina, Brazil and Mexico continues to grow by triple digits year-over-year.

•	Our asset management product, Mercado Fondo already has more than $540 million under management and over 13.6 million users across Latin America.
•

On a consolidated basis MPOS TPV grew 85.0% on an FX neutral basis, accelerating sequentially around 5%, mainly due to higher foot traffic as a consequence of more flexible lockdowns throughout the region. The pace of sales of devices continued to pick up, surpassing the 1.3 million sales in Latin America.

Third Quarter 2020 Financial Highlights

•

Net revenues for the third quarter were $1,115.7 million, a year-over-year increase of 85.0% in USD and 148.5% on an FX neutral basis, mainly attributable to commerce net revenues that continued accelerating and reached the highest historical growth rate.

•	Commerce revenues increased 109.3% year-over-year in USD reaching $724.5 million, while Fintech revenues increased 52.3% year-over-year in USD reaching $391.2 million.
•	Gross profit was $480.2 million with a margin of 43.0%, compared to 47.2% in the third quarter of 2019.
•	Total operating expenses were $397.1 million, an increase of 8.4% year-over-year in USD. As a percentage of revenues, operating expenses were 35.6%, compared to 60.7% during the third quarter of 2019.
•	Income from operations was $83.1 million, compared to a loss of $81.9 million during the third quarter of 2019. As a percentage of revenues, income from operations reached 7.4%.
•

Interest income was $24.6 million, a 13.7% decreased year-over-year, as a result of lower interest rates in our investment as a consequence of the pandemic, mainly offset by higher interest income in Argentina due to higher float.

•

The Company incurred $24.5 million in financial expenses this quarter, mainly attributable to financial loans entered into during the third quarter of 2020, mainly in Brazil and Argentina and interest expenses from our trusts related to the factoring credit card receivables in Argentina.

•

This quarter we had a foreign exchange loss of $30.4 million mainly related to the difference of the Argentina’s official exchange rate and the blue chip swap rate at which we effectively carry out stock repurchases in Argentine Pesos. We also believe this presents the added benefit of generating greater transparency around FX rate distortions that arise as a consequence of Argentina’s multiple exchange rates.

•	Net income before taxes was $52.7 million, up from a loss of $66.9 million during the third quarter of 2019.
•

Income tax expense was $37.6 million, a decrease of 52.5% year-over-year, mainly as a result of valuation allowances accounted for on certain deferred tax assets in Mexico and Colombia during the third quarter of 2019. This decrease was offset by: i) higher income tax expense in Argentina as a consequence of the temporary suspension of the knowledge-based economy promotional regime in 2020, which had a direct impact on the income tax rate for our Argentine business, and a  higher income tax expense as a consequence of higher pre-tax gain in our Argentine segment in 2020; ii) higher income tax expense in Brazil, as a consequence of higher pre-tax gain in our Brazilian segment during 2020; and iii) higher income tax expense due to withholding tax on dividends.

•	Net income was $15.0 million, resulting in net earnings per share of $0.28.

The following table summarizes certain key performance metrics for the nine and three-months periods ended September  30, 2020 and 2019.

	Nine-month Periods Ended September 30,		Three-month Periods Ended September 30,
(in millions) (*)	2020	2019	2020	2019

Unique active users	112.5	61.1	76.1	39.6
Number of confirmed new registered users during period	46.8	38.6	16.8	13.8
Gross merchandise volume	$14,361.4	$10,126.1	$5,902.4	$3,640.7
Number of successful items sold	489.9	269.4	205.7	98.0
Number of successful items shipped	435.2	214.3	187.6	81.2
Total payment volume	$33,814.8	$19,721.7	$14,506.0	$7,565.2
Total volume of payments on marketplace	$13,615.4	$9,393.7	$5,648.9	$3,377.6
Total payment transactions	1,255.2	552.5	559.7	227.0
Capital expenditures	$166.8	$100.8	$65.0	$29.4
Depreciation and amortization	$72.4	$52.5	$28.2	$19.5

(*) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.

Year-over-year USD Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q3’19	Q4’19	Q1’20	Q2’20	Q3’20

Brazil	77%	61%	31%	37%	57%

Argentina	39%	46%	42%	110%	145%

Mexico	146%	86%	74%	96%	111%

Year-over-year Local Currency Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q3’19	Q4’19	Q1’20	Q2’20	Q3’20

Brazil	77%	74%	55%	87%	112%

Argentina	119%	133%	123%	224%	260%

Mexico	153%	80%	81%	138%	140%

Conference Call and Webcast

The Company will host a conference call and audio webcast on November 4h, 2020 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (877) 303-7209 / (970) 315-0420 (Conference ID –7335777–) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Unique Active User – New or existing user who performed at least one of the following actions during the reported period: (1) made one purchase, or reservation, or asked one question on MercadoLibre Marketplace or Classified Marketplace (2) maintained an active listing on MercadoLibre Marketplace or Classified Marketplace (3) maintained an active account in Mercado Shops (4) made a payment, money transfer, collection and/or advance using Mercado Pago (5) maintained an outstanding credit line through Mercado Credito or (6) maintained a balance of more than $5 invested in a Mercado Fondo asset management account.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2019 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions.

Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago.

Total volume of payments on marketplace – Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago, excluding shipping and financing fees.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions.

MPOS –  Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly.

Commerce – Revenues from core marketplace fees, shipping fees (net out of shipping subsidies), ad sales, classified fees and other ancillary services.

Fintech – Revenues includes fees from payments revenue stream.

Items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items.

Items shipped – Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the Mercado Libre Marketplace and confirmed their registration, excluding Classifieds users.

Operating margin – Defined as income from operations as a percentage of net revenues.

About MercadoLibre

Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary online and technology-based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform (including online classifieds for motor vehicles, services and real estate), which allows users to buy and sell in most of Latin America.

The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2019, “Item 1A-Risk Factors” in Part II of our Form 10-Q for the quarter ended March  31, 2020 and September 30, 2020, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc.

Interim Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars, except par value)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$ 1,139,703	$ 1,384,740
Restricted cash and cash equivalents	484,426	66,684
Short-term investments (663,646 and 522,798 held in guarantee)	2,187,479	1,597,241
Accounts receivable, net	40,891	35,446
Credit cards receivable and other means of payments, net	660,402	379,969
Loans receivable, net	239,135	182,105
Prepaid expenses	28,387	45,309
Inventory	46,644	8,626
Other assets	96,824	88,736
Total current assets	4,923,891	3,788,856
Non-current assets:
Long-term investments	6,890	263,983
Loans receivable, net	15,073	6,439
Property and equipment, net	302,489	244,257
Operating lease right-of-use assets	225,345	200,449
Goodwill	79,064	87,609
Intangible assets, net	14,230	14,275
Deferred tax assets	125,012	117,582
Other assets	45,725	58,241
Total non-current assets	813,828	992,835
Total assets	$ 5,737,719	$ 4,781,691
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$ 509,095	$ 372,309
Funds payable to customers	1,421,825	894,057
Salaries and social security payable	157,127	101,841
Taxes payable	212,729	60,247
Loans payable and other financial liabilities	618,164	186,138
Operating lease liabilities	39,620	23,259
Other liabilities	48,700	114,469
Total current liabilities	3,007,260	1,752,320
Non-current liabilities:
Salaries and social security payable	29,200	26,803
Loans payable and other financial liabilities	618,337	631,353
Operating lease liabilities	189,098	176,673
Deferred tax liabilities	72,061	99,952
Other liabilities	26,237	12,627
Total non-current liabilities	934,933	947,408
Total liabilities	$ 3,942,193	$ 2,699,728

Commitments and Contingencies

Redeemable convertible preferred stock, $0.001 par value, 40,000,000 shares authorized,
50,000 and 100,000 shares issued and outstanding at September 30, 2020 and December 31, 2019	$ 49,427	$ 98,843

Equity

Common stock, $0.001 par value, 110,000,000 shares authorized,
49,776,613 and 49,709,955 shares issued and outstanding at September 30,
2020 and December 31, 2019	$ 50	$ 50
Additional paid-in capital	1,930,984	2,067,869
Treasury stock	(40,391)	(720)
Retained earnings	364,967	322,592
Accumulated other comprehensive loss	(509,511)	(406,671)
Total Equity	1,746,099	1,983,120
Total Liabilities, Redeemable convertible preferred stock and Equity	$ 5,737,719	$ 4,781,691

MercadoLibre, Inc.

Interim Condensed Consolidated Statements of Income

For the nine and three month periods ended September 30, 2020 and 2019

(In thousands of U.S. dollars, except for share data)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2020	2019	2020	2019
Net revenues	$ 2,646,161	$ 1,622,043	$ 1,115,701	$ 603,031
Cost of net revenues	(1,425,985)	(828,267)	(635,511)	(318,689)
Gross profit	1,220,176	793,776	480,190	284,342
Operating expenses:
Product and technology development	(235,485)	(165,787)	(88,796)	(59,495)
Sales and marketing	(620,204)	(564,271)	(229,621)	(252,903)
General and administrative	(211,669)	(147,992)	(78,699)	(53,869)
Total operating expenses	(1,067,358)	(878,050)	(397,116)	(366,267)
Income (loss) from operations	152,818	(84,274)	83,074	(81,925)

Other income (expenses):
Interest income and other financial gains	80,119	86,590	24,553	28,462
Interest expense and other financial losses	(75,083)	(44,689)	(24,522)	(14,451)
Foreign currency (losses) gains	(32,524)	(1,899)	(30,435)	987
Net income (loss) before income tax expense	125,330	(44,272)	52,670	(66,927)

Income tax expense	(75,457)	(73,729)	(37,635)	(79,155)
Net income (loss)	$ 49,873	$ (118,001)	$ 15,035	$ (146,082)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2020	2019	2020	2019
Basic EPS
Basic net income (loss)
Available to shareholders per common share	$ 0.94	$ (2.60)	$ 0.28	$ (2.96)
Weighted average of outstanding common shares	49,713,621	48,350,165	49,720,854	49,710,723
Diluted EPS
Diluted net income (loss)
Available to shareholders per common share	$ 0.94	$ (2.60)	$ 0.28	$ (2.96)
Weighted average of outstanding common shares	49,713,621	48,350,165	49,720,854	49,710,723

MercadoLibre, Inc.

Interim Condensed Consolidated Statements of Cash Flows

For the nine months period ended September 30, 2020 and 2019

	Nine Months Ended September 30,
	2020	2019

Cash flows from operations:
Net income (loss)	$ 49,873	$ (118,001)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized devaluation loss, net	59,471	45,857
Depreciation and amortization	72,436	52,518
Accrued interest	(37,550)	(39,550)
Non cash interest, convertible notes amortization of debt discount and amortization of debt issuance costs and other charges	94,492	73,077
Financial results on derivative instruments	(26,535)	(3,308)
Stock-based compensation expense — restricted shares	548	214
LTRP accrued compensation	75,142	48,313
Sale of fixed assets and intangible assets	3,814	—
Deferred income taxes	(58,485)	29,640
Changes in assets and liabilities:
Accounts receivable	51,250	1,464
Credit cards receivables and other means of payments	(351,397)	65,968
Prepaid expenses	15,627	9,338
Inventory	(40,322)	(5,939)
Other assets	(18,240)	(24,259)
Payables and accrued expenses	357,804	88,918
Funds payable to customers	711,987	95,079
Other liabilities	(69,829)	18,113
Interest received from investments	35,909	35,375
Net cash provided by operating activities	925,995	372,817
Cash flows from investing activities:
Purchase of investments	(3,600,715)	(3,262,637)
Proceeds from sale and maturity of investments	3,081,643	2,240,468
Receipts from settlements of derivative instruments	17,779	—
Payment for acquired businesses, net of cash acquired	(6,937)	—
Receipts from the sale of fixed assets and intangible assets	274	—
Purchases of intangible assets	(93)	(50)
Changes in principal of loans receivable, net	(170,284)	(150,442)
Purchases of property and equipment	(159,797)	(100,732)
Net cash used in investing activities	(838,130)	(1,273,393)
Cash flows from financing activities:
Proceeds from loans payable and other financial liabilities	1,890,156	171,603
Payments on loans payable and other financing liabilities	(1,415,845)	(104,062)
Payment of finance lease obligations	(2,499)	(1,416)
Purchase of convertible note capped call	(186,777)	(88,362)
Dividends paid of preferred stock	(3,000)	(1,844)
Common Stock repurchased	(39,671)	(720)
Payments on convertible notes	—	(25)
Proceeds from issuance of convertible redeemable preferred stock, net	—	98,688
Proceeds from issuance of common stock, net	—	1,867,215
Net cash provided by financing activities	242,364	1,941,077
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(157,524)	(48,231)
Net increase in cash, cash equivalents, restricted cash and cash equivalents	172,705	992,270
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period	$ 1,451,424	$ 464,695
Cash, cash equivalents, restricted cash and cash equivalents, end of the period	$ 1,624,129	$ 1,456,965

Financial results of reporting segments

	Three Months Ended September 30, 2020
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 610,721	$ 284,746	$ 150,382	$ 69,852	$ 1,115,701
Direct costs	(501,544)	(193,373)	(144,914)	(53,212)	(893,043)
Direct contribution	109,177	91,373	5,468	16,640	222,658

Operating expenses and indirect costs of net revenues					(139,584)
Income from operations					83,074

Other income (expenses):
Interest income and other financial gains					24,553
Interest expense and other financial losses					(24,522)
Foreign currency losses					(30,435)
Net income before income tax expense					$ 52,670

	Three Months Ended September 30, 2019
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 389,941	$ 116,203	$ 71,364	$ 25,523	$ 603,031
Direct costs	(370,704)	(88,542)	(103,517)	(25,845)	(588,608)
Direct contribution	19,237	27,661	(32,153)	(322)	14,423

Operating expenses and indirect costs of net revenues					(96,348)
Loss from operations					(81,925)

Other income (expenses):
Interest income and other financial gains					28,462
Interest expense and other financial losses					(14,451)
Foreign currency gains					987
Net loss before income tax expense					$ (66,927)

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we use foreign exchange (“FX”) neutral measures.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measures can be found in the tables included in this quarterly report.

The Company believes that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe this non-GAAP measure provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2019 and applying them to the corresponding months in 2020, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, this measure does not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-months period ended September 30, 2020:

	Three-month Periods Ended September 30, (*)
	As reported			FX Neutral Measures	As reported
(In millions, except percentages)	2020	2019	Percentage Change	2020	2019	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$ 1,115.7	$ 603.0	85.0%	$ 1,498.4	$ 603.0	148.5%
Cost of net revenues	(635.5)	(318.7)	99.4%	(839.8)	(318.7)	163.5%
Gross profit	480.2	284.3	68.9%	658.6	284.3	131.6%

Operating expenses	(397.1)	(366.3)	8.4%	(532.4)	(366.3)	45.4%
Income (loss) from operations	83.1	(81.9)	201.4%	126.2	(81.9)	253.9%

(*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.

 Investor Relations

investor@mercadolibre.com

 http://investor.mercadolibre.com